Exhibit 4.2

THESE WARRANTS ARE NON-TRANSFERRABLE.

THE PURCHASE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 4:30 P.M. (VANCOUVER TIME) ● , 200●

WARRANT CERTIFICATE

Warrant Certificate Number ●	SERIES A WARRANTS (“Warrants”) entitling the holder to acquire, subject to adjustment, one share of common stock for every one Warrant represented hereby

Bear Creek Mining Corporation

INCORPORATED UNDER THE LAWS OF THE YUKON TERRITORY

THIS IS TO CERTIFY THAT *     (hereinafter referred to as the “holder”) is the registered holder of the number of Warrants to purchase common shares (“Common Shares”) in the capital of Bear Creek Mining Corporation (the “Company”) as set forth in this Series A Warrant certificate (“Warrant Certificate”). Each Warrant represented hereby entitles the holder thereof to acquire one fully paid and non-assessable Common Share in the capital of the Company without par value (a “Warrant Share”), as such shares were constituted on ●, 2002 in the manner and subject to the restrictions and adjustments set forth herein at any time and from time to time until 4:30 p.m. (Vancouver time) (the “Time of Expiry”) on ●, 200● (the “Expiry Date”), at a price of US$0.50.

The right to acquire Warrant Shares hereunder may only be exercised by the holder within the time set forth above by duly completing and executing the Exercise Form attached hereto by surrendering this Warrant Certificate to Pacific Corporate Trust Company (the “Trustee”) at the principal office of the Trustee in the City of Vancouver and remitting a certified cheque, bank draft or money order in lawful money of the United States payable to the order of the Company at par where this Warrant Certificate is so surrendered for the aggregate purchase price of the Warrant Shares so subscribed for.

These Warrants shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Trustee at the office referred to above.

Upon surrender of these Warrants, the person or persons in whose name or names the Warrant Shares issuable upon exercise of the Warrants are to be issued shall be deemed for all purposes (except as provided in the Indenture hereinafter referred to) to be the holder or holders of record of such Warrant Shares and the Company has covenanted that it will (subject to the provisions of the Indenture) cause a certificate or certificates representing such Warrant Shares to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form within five Business Days.

If, at the time of exercise by the Warrantholder of any of the Warrants represented by this Warrant Certificate, the registration statement filed by the Company under the United States Securities Act of 1933 (the “1933 Act”) on Form SB-2 is no longer effective, then this Warrant may not be exercised in the United States or by or on behalf of a U.S. person, as such terms are defined in Regulation S under the 1933 Act, unless the Warrantholder has delivered to the Company a written opinion of counsel to the effect that the exercise of the Warrant and the Warrant Shares to be delivered upon exercise hereof have been registered under the 1933 Act or an available exemption from the registration requirements thereunder.

The registered holder of this Series A Warrant Certificate may acquire any lesser number of Warrant Shares than the number of Warrant Shares which may be acquired for the Warrants represented by this Warrant Certificate. In such event, the holder shall be entitled to receive a new certificate for the balance of the Warrant Shares which may be acquired. No fractional Warrant Shares will be issued.

The Warrants represented by this Warrant Certificate are issued under and pursuant to a Warrant indenture (the “Indenture”) made as of November 22, 2002 between the Company and the Trustee. Reference is made to the Indenture and any instrument supplemental thereto for a full description of the rights of the holders of the Warrants and the terms and conditions upon which the Warrants are, or are to be issued and held, with the same effect as if the provisions of the Indenture and all instruments supplemental thereto were set forth herein. By acceptance hereof, the holder assents to all provisions of the Indenture. In the event of a conflict between the provisions of the Warrant Certificate and the Indenture, the provisions of the Indenture shall govern. Capitalized terms used in the Indenture have the same meaning herein as therein unless otherwise defined.

In the event of any alteration of the Common Shares, including any subdivision, consolidation or reclassification, and in the event of any form of reorganization of the Company including any amalgamation, merger or arrangement, the holders of Warrants shall, upon exercise of the Warrants following the occurrence of any of those events, be entitled to receive the same number and kind of securities that they would have been entitled to receive had they exercised their Warrants immediately prior to the occurrence of those events.

The registered holder of this Warrant Certificate may at any time prior to the Expiry Date upon surrender hereof to the Trustee at its principal office in the City of Vancouver, exchange this Warrant Certificate for other certificates entitling the holder to acquire in the aggregate the same number of Warrant Shares as may be acquired under this Warrant Certificate.

The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the holder hereof a shareholder of the Company or entitle the holder to any right or interest in respect thereof except as expressly provided in the Indenture or in this Warrant Certificate.

The Indenture provides that all holders of Warrants shall be bound by any resolution passed at a meeting of the holders held in accordance with the provisions of the Indenture and resolutions signed by the holders of Warrants entitled to acquire a specified majority of the Warrant Shares which may be acquired pursuant to all the outstanding Warrants.

This Warrant Certificate shall not be valid for any purpose whatsoever unless and until it has been certified by or on behalf of the Trustee.

Time shall be of the essence hereof. This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws applicable therein and shall be treated in all respects as a British Columbia contract.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officers as of ●, 2002.

Bear Creek Mining Corporation

By:

President and Chief Executive Officer

EXERCISE FORM

TO:	Bear Creek Mining Corporation

AND:	Pacific Corporate Trust Company

(a)	The undersigned hereby exercises the right to acquire Common Shares of Bear Creek Mining Corporation (or such number of other securities or property to which such Series A Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Indenture referred to in the accompanying Series A Warrant Certificate in accordance with and subject to the provisions of such Indenture) and encloses cash or a bank draft, certified cheque or money order in lawful money of the United States payable to Bear Creek Mining Corporation.

(b)	The Common Shares (or other securities or property) are to be issued as follows:

Name:

(print clearly)

Address in full:

Social Insurance or Social Security Number:

Number of Common Shares:

Note: If further nominees intended, please attach (and initial) schedules giving these particulars.

Such securities (please check one):

(a)	* should be sent by first class mail to the following address:

OR

(b)	* should be held for pick up at the office of the Trustee at which this Series A Warrant Certificate is deposited.

If the number of Warrants exercised is less than the number of Warrants represented hereby, the undersigned requests that the new Series A Warrant Certificate representing the balance of the Warrants be registered in the name of *               .

Such securities (please check one):

(a)	* should be sent by first class mail to the following address:

OR

(b)	* should be held for pick up at the office of the Trustee at which this Warrant Certificate is deposited.

If, at the time of exercise hereunder, the registration statement filed by Bear Creek Mining Corporation under the United States Securities Act of 1933 (the “1933 Act”) on Form SB-2 is no longer effective, then the undersigned represents, warrants and certifies as follows (if the registration statement is no longer effective, one of the following must be checked):

(A)	* the undersigned holder at the time of exercise of the Warrant is not in the United States, is not a “U.S. person” as defined in Regulation S under the 1933 Act and is not exercising the Warrant on behalf of, or for the account or benefit of a U.S. person and did not execute or deliver this subscription form in the United States; OR

(B)	* the undersigned holder has delivered to the Company and the Company’s transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Company) to the effect that an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available.

The undersigned holder understands that unless Box (A) above is checked, the certificate representing the Common Shares issued upon exercise of the Series A Warrant will bear a legend restricting transfer without registration under the 1933 Act and applicable state securities laws unless an exemption form registration is available. A share certificate bearing such a legend is not considered to be good delivery under the Rules and Policies of the TSX Venture Exchange.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrants.

DATED the * day of * , *

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

1.	The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the

Warrants being exercised to Pacific Corporate Trust Company at its principal office at 10th Floor, 625 Howe Street, Vancouver, B.C., V6C 3B8. Certificates for Common Shares will be delivered or mailed within five business days after the exercise of the Warrants.

2.	If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form must be guaranteed by a Schedule “A” major chartered bank, a trust company, or a member of an acceptable medallion guarantee program. The Guarantor must affix a stamp bearing the actual words ‘Signature Guaranteed”.

Please note signature guarantees are not accepted from treasury branches or credit unions unless they are members of the Stamp Medallion Program.

3.	If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Company.